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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  October 20, 1998             Commission file number 1-5805



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)


     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 270-6000

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Item 5. Other Events
--------------------

The Chase Manhattan Corporation ("Chase") reported on October 20, 1998 diluted operating earnings per share of $0.82 in the third quarter of 1998 compared with $1.19 in the same 1997 period. Third quarter operating earnings were $738 million in 1998 compared with $1.081 billion in the third quarter of 1997.

Operating results (revenues and earnings) exclude the impact of credit card securitizations, restructuring costs and special items.

Reported total net income was $837 million, or $0.94 per share, in the third quarter of 1998, compared with $982 million, or $1.08 per share, in 1997.

A copy of Chase's earnings press release is attached as an exhibit hereto.

This Current Report on Form 8-K may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in such forward-looking statements. Factors that would affect the prospects of Chase's business are discussed in its Annual Report to Stockholders on Form 10-K for the year ended December 31, 1997.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibit is filed with this report:


Exhibit Number                                   Description

   99.1                          Press Release - 1998 Third Quarter Earnings.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                         THE CHASE MANHATTAN CORPORATION
                                  (Registrant)




Dated October 23, 1998                           by   /s/JOSEPH L. SCLAFANI
      -----------------                              ------------------------
                                                  Joseph L. Sclafani
                                                  Executive Vice President and
                                                  Controller
                                                  [Principal Accounting Officer]


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                                 EXHIBIT INDEX



Exhibit Number                    Description             Page at Which Located

     99.1               Press Release - 1998 Third
                                        Quarter Earnings            6





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